UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2011

CMS Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2011, the Board of Directors (the “Board”) of CMS Bancorp, Inc. (the “Company”) approved the committee appointments of directors William M. Mooney, Jr. and Gerry Ryan to the Strategic Planning & Budget Committee.

The Company had previously announced in a current report on Form 8-K, filed with the Securities and Exchange Commission on April 28, 2011, that the Board had voted to increase the size of the Board from eight directors to ten directors, with the additional directors to serve in the class with a term expiring at the annual meeting of shareholders to be held in 2014. At that time, the Board also elected William M. Mooney, Jr. and Gerry Ryan to the Board to fill the new directorships, effective May 25, 2011. At the time of the Company’s filing of the Form 8-K, Mr. Mooney and Mr. Ryan had not been assigned to be members of any committee of the Board.

Mr. Mooney and Mr. Ryan are entitled to the same compensation as the other non-officer directors of the Company, including fees for attending board and committee meetings and eligibility to receive stock-based awards under the CMS Bancorp, Inc. 2007 Stock Option Plan and the CMS Bancorp, Inc. 2007 Recognition and Retention Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc.
(Registrant)

July 29, 2011	/s/ STEPHEN DOWD
(Date)	Stephen Dowd Senior Vice President and Chief Financial Officer